Execution Copy

BRU FUEL AGREEMENT

This BRU Fuel Agreement (this “Agreement”), dated as of December 28, 2018, is made and entered into between Municipality of Anchorage, Alaska, a political subdivision organized under the laws of the State of Alaska (“Municipality”), and Chugach Electric Association, Inc., a not-for-profit electric cooperative corporation organized under the laws of the State of Alaska (“Chugach”).

Recitals

WHEREAS, Municipality and Chugach have entered into that certain Asset Purchase and Sale Agreement (the “Asset Purchase Agreement”) dated as of December 28, 2018 pursuant to which Chugach has acquired substantially all of the assets of Municipality’s electric utility referred to as Municipal Light and Power (“ML&P”).

WHEREAS, as an integral part of the transactions contemplated by the Asset Purchase Agreement, Chugach and Municipality have agreed to enter into this Agreement to provide for the pass-through of BRU costs of production to customers of Chugach after the Closing as stated herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I Definitions

Capitalized terms used but not defined herein have the meanings assigned to them in the Asset Purchase Agreement.  In addition, the following terms have the meanings specified or referred to in this ARTICLE I:

“Applicable Test Period” means the annual period beginning on January 1 and ending on December 31 of each year.

“Cost of Production” means the allocable cost of production for the ML&P BRU Gas using all necessary capital costs and operating and maintenance expenses associated with the BRU Interest.

“Excess BRU Gas” means any ML&P BRU Gas not used by retail customers of Chugach in the Legacy Territory as and when such ML&P BRU Gas is produced.

“Legacy Territory” means ML&P’s retail service territory as in existence as of immediately prior to the Closing

BRU Fuel Agreement dated as of December 28, 2018

by and between Municipality of Anchorage, Alaska, and

Chugach Electric Association, Inc.

“ML&P BRU Gas” means any and all gas produced that is attributable to the BRU Interest acquired by Chugach pursuant to the Asset Purchase Agreement.

“ML&P BRU Gas Transfer Price” means the quotient obtained by dividing (i) the estimated revenue requirement to generate ML&P BRU Gas during the Applicable Test Period by (ii) the forecasted production for such ML&P BRU Gas during the Applicable Test Period.

ARTICLE II USAGE of ML&P bru fuel

Section 2.01 ML&P BRU Gas through December 31, 2033. From the Closing Date through and including December 31, 2033, Chugach will use (i) ML&P BRU Gas to serve retail customers of Chugach within the Legacy Territory at the ML&P BRU Gas Transfer Price and (ii) any Excess BRU Gas to serve other customers of Chugach at the ML&P BRU Gas Transfer Price, and will credit the proceeds of such use to ML&P's Deferred Regulatory Liability from Gas Sales account for the benefit of retail customers of Buyer within the ML&P legacy service area.

Section 2.02 ML&P BRU Gas after December 31, 2033. Chugach’s obligations under Section 2.01 shall terminate on January 1, 2034. Beginning on January 1, 2034 and continuing thereafter, all Cost of Production will be recovered from all Chugach retail customers inside and outside of the Legacy Territory at the same rate.

ARTICLE III

MIScellaneous

Section 3.01 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.01):

If to Municipality:	Municipality of Anchorage 632 W. 6th Avenue, Suite 850 Anchorage, AK 99501 E-mail: william.falsey@anchorageak.gov Attention: William D. Falsey, Municipal Manager

BRU Fuel Agreement dated as of December 28, 2018

by and between Municipality of Anchorage, Alaska, and

Chugach Electric Association, Inc.

with a copy to:	Municipality of Anchorage 632 W. 6th Avenue, Suite 850 Anchorage, AK 99501 E-mail: rebecca.windtpearson@anchorageak.gov Attention: Rebecca A. Windt Pearson, Municipal Attorney
and a copy to:	K&L Gates LLP 925 Fourth Avenue, Suite 2900 Seattle, WA 98104-1158 E-mail: eric.freedman@klgates.com Attention: Eric E. Freedman
If to Chugach:	Chugach Electric Association, Inc. 5601 Electron Drive Anchorage, AK 99518 E-mail: Lee_Thibert@chugachelectric.com Attention: Lee D. Thibert, Chief Executive Officer
with a copy to:	Chugach Electric Association, Inc. 5601 Electron Drive Anchorage, AK 99518 E-mail: Matthew_Clarkson@chugachelectric.com Attention: Matthew C. Clarkson, General Counsel
and a copy to:	Stinson Leonard Street LLP Suite 2600 50 South Sixth Street Minneapolis, MN 55402 E-mail: james.bertrand@stinson.com Attention: James J. Bertrand

Section 3.02 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections and Exhibits means the Articles, Sections and Exhibits attached to this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be

BRU Fuel Agreement dated as of December 28, 2018

by and between Municipality of Anchorage, Alaska, and

Chugach Electric Association, Inc.

construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
Section 3.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 3.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 3.05 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the previous sentence, in the event of a conflict between the terms of this Agreement and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall control.

Section 3.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that Chugach may assign this Agreement to any Affiliate or any Person that acquires all or substantially all of its assets, whether by merger, asset purchase or otherwise. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 3.07 No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 3.08 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

BRU Fuel Agreement dated as of December 28, 2018

by and between Municipality of Anchorage, Alaska, and

Chugach Electric Association, Inc.

Section 3.09 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Alaska, without regard to conflict of law principles that would result in the application of the laws of any other jurisdiction.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE SUPERIOR COURT OF THE STATE OF ALASKA IN IN THE THIRD JUDICIAL DISTRICT, LOCATED IN ANCHORAGE, ALASKA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURT AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.09(c).

Section 3.10 Specific Enforcement. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, without proof of damages, this

BRU Fuel Agreement dated as of December 28, 2018

by and between Municipality of Anchorage, Alaska, and

Chugach Electric Association, Inc.

being in addition to any other remedy to which they are entitled under this Agreement and (b) the right to specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither Municipality nor Chugach would have entered into this Agreement.  Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 3.10 shall not be required to provide any bond or other security in connection with any such injunction.

Section 3.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 3.12 Conditions. This Agreement and the Parties’ obligations set forth herein are contingent upon the occurrence of the Closing (as defined in the Asset Purchase Agreement). In addition, this Agreement (1) does not take effect until the prior approval of the RCA and (2) is, at all times, subject to revision by the RCA.

[signature page follows]

BRU Fuel Agreement dated as of December 28, 2018

by and between Municipality of Anchorage, Alaska, and

Chugach Electric Association, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this BRU Fuel Agreement to be executed as of the date first written above by their respective officers and officials thereunto duly authorized.

MUNICIPALITY OF ANCHORAGE, ALASKA
By_/s/ William D. Falsey_________________ Name: William D. Falsey Title: Municipal Manager
CHUGACH ELECTRIC ASSOCIATION, INC.
By ___________________________________ Name: Lee D. Thibert Title: Chief Executive Officer

Signature Page to

BRU Fuel Agreement

by and between

Municipality of Anchorage, Alaska, and Chugach Electric Association, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this BRU Fuel Agreement to be executed as of the date first written above by their respective officers and officials thereunto duly authorized.

MUNICIPALITY OF ANCHORAGE, ALASKA
By _________________________________ Name: William D. Falsey Title: Municipal Manager
CHUGACH ELECTRIC ASSOCIATION, INC.
By_/s/ Lee D. Thibert____________________ Name: Lee D. Thibert Title: Chief Executive Officer

Signature Page to

BRU Fuel Agreement

by and between

Municipality of Anchorage, Alaska, and Chugach Electric Association, Inc.